Exhibit 23.3

NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in this 462(b) Registration Statement on Form S-1 of Gastar Exploration Ltd. of information from our reserve report dated March 10, 2006, entitled “Estimate of Reserves and Future Revenue to the Gastar Exploration Ltd. Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2005, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Gastar Exploration Ltd. Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the heading “Experts” contained in the Prospectus.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (SCOTT) REES III
C.H. (Scott) Rees III, P.E.
President and Chief Operating Officer

Dallas, Texas

January 16, 2007